                                                                 EXHIBIT (a)(21)

                     AMENDMENT NO. 15 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

              ABOLITION OF SERIES OF SHARES OF BENEFICIAL INTEREST

                            EFFECTIVE: MARCH 15,2005

        THIS AMENDMENT NO. 15 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware statutory trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on September 2, 2004, with respect to ING Money Market Fund and ING Lexington Money Market Trust, each a series of the Trust (the "Funds"), acting pursuant to
Article II, Section 2.6 and Article XI, Sections 11.4 and 11.8 of the Trust Instrument. The resolutions serve to abolish the Funds, and the establishment and designation thereof, there being no shares of each such series outstanding at the time of their abolition.

                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

         I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do

hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on September 2, 2004 with regard to the dissolution of series of the Trust:

                RESOLVED, that the Board hereby approves the dissolution of ING Lexington Money Market Trust and ING Money Market Fund; and

                FURTHER RESOLVED, that the officers of ING Funds Trust be, and each hereby is, authorized to take any and all actions necessary to reflect the dissolution of the series, including without limitation amending ING Funds Trust's Registration Statement, as filed with the U.S. Securities and Exchange Commission, amending the Trust Instrument or filing such other documents as may be required by the State of Delaware or other state authorities, and amending and restating any contracts of ING Funds Trust to remove any references to the series.

                                          /s/ Huey P. Falgout, Jr.
                                          -------------------------------
                                          Huey P. Falgout, Jr., Secretary


Dated: March 15, 2005